Exhibit 99.1

      SERENA Software Reports Third Quarter Results; Non GAAP EPS of $0.19 and Software Licenses Revenue of $11.0 Million

   SAN MATEO, Calif.--(BUSINESS WIRE)--Nov. 20, 2003--SERENA
Software, Inc. (Nasdaq: SRNA), an industry-leading supplier of software that automates change to enterprise code and content, announced today net income per diluted share, excluding amortization of intangible assets, of $0.19 for the third fiscal quarter ending October 31, 2003, up 6% over the same quarter a year ago and 12% sequentially. In the third quarter of fiscal 2004, the Company exceeded consensus expectations and posted sequential growth in all revenue categories, and non GAAP operating income, net income and earnings per share.
   Total revenues of $26.7 million in the third quarter of fiscal
2004 represented an 8% increase over the third quarter of fiscal 2003, and a 7% sequential increase over the second quarter. Software licenses revenue was $11.0 million, maintenance revenue was $13.1 million, and services revenue was $2.6 million, all up sequentially. License revenue from software change management was 72% of total license revenue, with 36% of license revenues coming from distributed systems platforms.
   Excluding intangibles amortization, operating income for the third quarter ended October 31, 2003 was $9.6 million and operating margin excluding intangibles amortization was 36%, up from 35% in the prior quarter.
   Excluding intangibles amortization, net income and net income per diluted share for the third quarter of fiscal 2004 increased 4% and 6%, respectively, to $7.5 million and $0.19 from $7.3 million and $0.18 in the third quarter of fiscal 2003. Net income and net income per diluted share computed in accordance with generally accepted accounting principles decreased to $4.8 million and $0.12, respectively, from $6.1 million and $0.15 in the same quarter a year ago.
   Cash flow from operations was $7.1 million in the quarter and total cash and investments at October 31, 2003 was $163 million or $4.07 per diluted share. Total deferred revenue at October 31, 2003 was $35.5 million and Days Sales Outstanding were 52 days in the third quarter, an improvement of 6 days from the prior quarter. The Company repurchased a total of 905,800 shares of common stock during the third quarter.
   "I am extremely pleased with our performance this quarter," said President and CEO Mark Woodward. "We completed the first full quarter after our successful acquisition of TeamShare, announced the Serena Application Framework for Enterprise (SAFE(TM)) strategic initiative and were able to exceed consensus expectations. We remain in outstanding financial condition and look forward to the future."
   The Company also announced guidance for the fourth quarter of fiscal 2004. For the fourth quarter total revenues are expected to be in the range of $27.5 million to $28.5 million and net income per fully diluted share excluding intangibles amortization is expected to be between $0.20 and $0.21.

   Third Quarter Highlights

   -- Announced the next-generation advanced framework for Application Life Cycle Management. The SAFE(TM) framework
        (Serena Application Framework for Enterprises) revolutionizes enterprise operations by facilitating cross-process integration.

   --  Announced delivery of the new release of Serena's Distributed
        Change Management Solution, including integration with Serena TeamTrack, extended support for WebSphere Studio, the Eclipse Platform and Mercury Interactive's TestDirector.

   -- Announced that Dairy Farmers of America selected Serena to provide a complete Enterprise Change Management solution, providing seamless, cross-platform support across development environments and enabling the DFA to satisfy stringent audit requirements.

   -- Announced momentum gains with the System Integrator channel through partnership agreements with Parrus Technologies LLC, Phoenix Business & Systems Process Consulting and Rebel Vision Corporation.

   --  Announced a new version of Application Performance Manager,
        Serena StarTool APM 4.1, helping customers improve enterprise productivity with extended platform support and enhanced monitoring and reporting capabilities.

   --  Announced that Serena ranked on Business 2.0 Magazine's "B2
        100" list for the second consecutive year and remains the only Enterprise Change Management company to make this list.

   -- Announced customer satisfaction survey findings with global customer data. Customer satisfaction levels remain high for the eleventh consecutive quarter.

   -- Announced that Serena ranked on Forbes' Annual "Hot Shots" list for the second consecutive year and that the Company remains the only Enterprise Change Management company to make the list. With its 123 "Hot Shot" position overall, the Company improved its ranking in both profitability and market value.

   Commentary Available

   A conference call to discuss the preliminary results is scheduled for 2:00 PM Pacific time today and may be accessed live via the Internet at www.companyboardroom.com or www.serena.com/q3results. Additionally investors can listen to the call by dialing 877-655-7651 or 706-679-5273 at least 5 minutes prior to the start time. A replay of the call will be available through November 26, 2003 by dialing 706-645-9291, code #3942907.

   About SERENA Software, Inc.

   SERENA Software, Inc. is the Enterprise Change Management (ECM) industry leader. For over twenty years Serena has focused exclusively on providing solutions that help companies automate change to the applications that run their businesses. Today its products are in use at over 3,600 customer sites - including 46 of the Fortune 50. Serena's Application Framework for Enterprises (SAFE(TM)) is the next step in ECM, providing cross-platform, cross-process and cross-organizational support across application life cycle processes. This approach helps streamline development, improve productivity and lower development costs, resulting in a highly efficient enterprise. With headquarters in San Mateo, California, Serena serves customers worldwide through local offices and an international network of distributors. www.serena.com.

   This press release contains "forward-looking statements" under the Private Securities Reform Act of 1995. There can be no assurance that future results will be achieved, and actual results could differ materially from forecasts and estimates. Factors that could cause or contribute to such differences include, but are not limited to, our reliance on our mainframe products for revenue; the percentage of license revenue typically closed at the end of each quarter making estimation of operating results prior to the end of the quarter extremely uncertain; weak economic conditions worldwide which may continue to affect the overall demand for software and services, which has resulted in and could continue to result in decreased revenues or lower revenue growth rates; changes in revenue mix and seasonality; our ability to deliver our products on the distributed systems platform; dependence on revenues from our installed base; continued demand for additional mainframe MIPS capacity; successful integration of our recent acquisition; expansion of our international organizations; and our ability to manage our growth. Information about potential factors that could affect the Company's financial results is included in the Company's Form 10K filed on April 29, 2003 and Form 10Q filed on September 12, 2003. SERENA assumes no obligation to update the forward-looking information contained in this press release.

   Trademarks

   Serena, ChangeMan, Comparex and StarTool are registered trademarks of SERENA Software Inc. All other products or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners.
   (C) 2003 SERENA Software, Inc. All Rights Reserved.


                         SERENA Software, Inc.
              Condensed Consolidated Statements of Income
                 (In thousands, except per share data)
                              (Unaudited)

                             Three Months Ended    Nine Months Ended
                                 October 31,          October 31,
                             ------------------- ---------------------
                                 2003      2002       2003       2002
                             --------- --------- ---------- ----------
Revenue:
 Software licenses            $10,963   $11,502    $31,862    $31,458
 Maintenance                   13,121    11,165     37,481     32,957
 Professional services          2,571     1,966      6,593      5,262
                             --------- --------- ---------- ----------
  Total revenue                26,655    24,633     75,936     69,677
                             --------- --------- ---------- ----------
Cost of revenue:
 Software licenses                129       363        512        946
 Maintenance                    1,606     1,405      4,715      4,192
 Professional services          2,462     1,794      6,506      4,715
                             --------- --------- ---------- ----------
  Total cost of revenue         4,197     3,562     11,733      9,853
                             --------- --------- ---------- ----------
  Gross profit                 22,458    21,071     64,203     59,824
                             --------- --------- ---------- ----------
Operating expenses:
 Sales and marketing            7,341     6,487     21,008     19,487
 Research and development       3,671     2,981     10,130      8,873
 General and administrative     1,881     1,811      5,349      5,200
 Stock-based compensation           -         5          -         22
 Amortization of intangible
  assets                        2,664     1,113      5,881      3,405
                             --------- --------- ---------- ----------
   Total operating expenses    15,557    12,397     42,368     36,987
                             --------- --------- ---------- ----------
Operating income                6,901     8,674     21,835     22,837
Interest and other income,
 net                              677     1,237      2,495      3,633
                             --------- --------- ---------- ----------
  Income before income taxes    7,578     9,911     24,330     26,470
Income taxes                    2,728     3,766      8,946     10,059
                             --------- --------- ---------- ----------
 Net income                    $4,850    $6,145    $15,384    $16,411
                             ========= ========= ========== ==========
 Net income, excluding
  intangibles amortization    $ 7,514   $ 7,258   $ 21,265   $ 19,816
                             ========= ========= ========== ==========
Net income per share:
 Basic                          $0.12     $0.15      $0.38      $0.41
                             ========= ========= ========== ==========
 Diluted                        $0.12     $0.15      $0.38      $0.40
                             ========= ========= ========== ==========
 Diluted, excluding
  intangibles amortization      $0.19     $0.18      $0.53      $0.49
                             ========= ========= ========== ==========
Weighted average shares used
 in per share calculations:
  Basic                        39,545    40,420     40,032     40,292
                             ========= ========= ========== ==========
  Diluted                      40,173    41,000     40,706     40,772
                             ========= ========= ========== ==========
Reconciliation of U.S. GAAP
 to Non-U.S. GAAP Financial
 Information:
  U.S. GAAP operating income   $6,901    $8,674    $21,835    $22,837
  Add back: Amortization of
   intangible assets            2,664     1,113      5,881      3,405
                             --------- --------- ---------- ----------
  Non-U.S. GAAP operating
   income                      $9,565    $9,787    $27,716    $26,242
                             ========= ========= ========== ==========
  U.S. GAAP net income         $4,850    $6,145    $15,384    $16,411
  Add back: Amortization of
   intangible assets            2,664     1,113      5,881      3,405
                             --------- --------- ---------- ----------
  Non-U.S. GAAP net income     $7,514    $7,258    $21,265    $19,816
                             ========= ========= ========== ==========

                         SERENA Software Inc.
                 Condensed Consolidated Balance Sheets
                            (In thousands)
                              (Unaudited)

                                                   October   January
                                                      31,       31,
                                                     2003      2003
                                                  --------- ---------
                    Assets
Current assets
 Cash and cash equivalents                        $105,297  $105,402
 Short-term investments                             18,392    37,672
 Accounts receivable, net                           15,296    16,514
 Deferred taxes, net                                 4,862     6,549
 Prepaid expenses and other current assets             965       744
                                                  --------- ---------
  Total current assets                             144,812   166,881
Long-term investments                               39,753    48,374
Property and equipment, net                          3,269     3,078
Deferred taxes, net                                    259       103
Goodwill and other intangible assets, net           61,632    45,360
Other assets                                           280       269
                                                  --------- ---------

 Total assets                                     $250,005  $264,065
                                                  ========= =========
        Liabilities and Stockholders' Equity
Current liabilities:
 Accounts payable                                   $1,251      $533
 Income taxes payable                                4,014     7,921
 Accrued expenses                                    7,020     8,266
 Deferred revenue                                   26,294    26,010
                                                  --------- ---------
  Total current liabilities                         38,579    42,730
Deferred revenue, net of current portion             9,254     8,373
                                                  --------- ---------
  Total liabilities                                 47,833    51,103

Stockholders' equity:
  Total stockholders' equity                       202,172   212,962
                                                  --------- ---------

  Total liabilities and stockholders' equity      $250,005  $264,065
                                                  ========= =========
    CONTACT: SERENA Software, Inc.
             Robert I. Pender, Jr., 650-522-6604